CALL OPTION AGREEMENT

                                     BETWEEN

                                    WANG CHEN

                                       AND

                                   LI SHAOQING

                               Date: June 9, 2008

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         THIS OPTION AGREEMENT (this "Agreement") is made on June 9, 2008 by and among Li Shaoqing (the "Transferor") and Wang Chen (the "Transferee").

         The Transferor and the Transferee are collectively referred to as the "Parties" and each of them as a "Party".

         Whereas, the Transferor is the majority shareholder of Long Sunny Limited (the "Company"), a British Virgin Islands Company, which is one of the registered shareholders of Shen Kun International Limited, a British Virgin Islands Company, which intends to complete a reverse merger with Southern Sauce Company, Inc., a public shell company, traded on the Over the Counter Bulletin Board (the "Listed Company"), holding 30,000 shares of Ordinary Shares in the Company as of the date of this Agreement.

         Whereas, the Transferee is to have a substantial role in the growth of business of Southern Sauce Company, Inc., its subsidiaries, Shengkai (Tianjin) Ceramic Valves Co., Ltd. ("WFOE") and Tianjin Shengkai Industrial Technology Development Co., Ltd. ("Shengkai") (collectively with the Company and Shengkai as the "Group"). In consideration of the Transferee's anticipated contributions to the Group, the Transferor has agreed to grant to the Transferee, and the Transferee has agreed to accept from the Transferor, an option (the "Option") to purchase all of the ordinary shares of the Company currently held by the Transferor (the "Option Shares") on the terms and subject to the conditions set out in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.       DEFINITIONS

1.1. Defined Terms : In this Agreement (including the Recitals, Exhibits and Schedules), unless the context otherwise requires, the following words and expressions shall have the following meanings:

         "Alternate Exercise Price" means an exercise price of $0.01 per share to be paid by the Transferee or his nominee to the Transferor in respect of the Option Shares issued to the Transferee or his nominee in the event that the Performance Targets (as defined herein) have not been met by the Group;

         "Business Day" means a day (other than Saturdays, Sundays and public holidays) on which banks are generally open for business in China;

         "China" or "PRC" means the People's Republic of China;

         "Completion" means the completion of the sale to and purchase by the Transferee of the Option Shares under this Agreement;

         "Completion Date" means the date falling seven (7) Business Days after the service of the Exercise Notice by the Transferee to the Transferor;

         "Distributions" means any cash proceeds arising from or in respect of, or in exchange for, or accruing to or in consequence of the Option Shares from the Effective Date to the Completion Date, including without limitation, the Dividends.

         "Dividends" means the dividends declared by the Company and accrued in respect of the Option Shares (whether or not such dividends shall have been paid and received by the Transferee or his nominee);

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         "Effective Date" means the date of this Agreement;

         "Exercise" means the exercise by the Transferee or his Nominee of the Option pursuant to the terms of this Agreement;

         "Exercise Notice" means the notice substantially in the form set out in Schedule A;

         "Exercise Price" means an exercise price of $0.001 per share of the Option Shares to be paid by the Transferee to the Transferor in respect of the Option Shares issued to such Transferee if the Group achieves the Performance Targets;

         "Nominee" means such person nominated by the Transferee in the Transfer Notice to be the transferee of the Option or Option Shares;

         "Option Effective Dates" has the meaning set forth in Clause 2.3;

         "Performance Targets" has the meaning set forth in Clause 3;

         "Performance Period" has the meaning set forth in Exhibit A to the Agreement;

         "Reverse Merger" means the transaction wherein the Listed Company will acquire 100% equity interest of Shen Kun International Limited and its subsidiaries and affiliates;

         "RMB" means the lawful currency of China;

         "Transfer Notice" means the notice substantially in the form set out in Schedule B;

         "US$" or "United States Dollar" means the lawful currency of the United States of America.

1.2. Interpretation: Except to the extent that the context requires otherwise:

         1.2.1 words denoting the singular shall include the plural and vice versa; words denoting any gender shall include all genders; words denoting persons shall include firms and corporations and vice versa;

         1.2.2 any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before or after the date of this Agreement and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or re-enacted) which such provisions or regulations have directly or indirectly replaced;

         1.2.3 the words "written" and "in writing" include any means of visible reproduction;

         1.2.4 any reference to "Clauses", "Recitals" and "Schedules" are to be construed as references to clauses and recitals of, and schedules to, this Agreement; and

         1.2.5 any reference to a time of day is a reference to China time unless provided otherwise.

1.3. Headings: The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

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2.       OPTION

2.1. Option: In consideration of the contributions which the Transferee has made to the Group and his continuing commitment to the Group, the Transferor hereby irrevocably and unconditionally grants to the Transferee the Option for such Transferee to acquire from the Transferor, at the Exercise Price or the Alternative Exercise Price, at any time during the Exercise Period (defined below) any or all of the Option Shares, free from all claims, liens, charges, pledges, mortgages, trust, equities and other encumbrances, and with all rights attaching thereto on the Completion Date.

2.2. Vesting Schedule: Subject to the terms and conditions hereto, the Option may be exercised, in whole or in part, in accordance with the following schedule:

         The Option Shares subject to the Option shall vest at the rate of one-seventh (1/7) per Performance Period.

2.3. Exercise Period: Once the Reverse Merger has been completed or abandoned pursuant to the terms of the definitive agreement regarding the Reverse Merger, the Option shall be exercisable in accordance with and on the dates set forth in Exhibit A (the "Option Effective Dates"). Subject to the vesting schedule set forth in Section 2.2 of this Agreement, the Option may be exercised by any Transferee or his Nominee at any time following the Option Effective Date ("Exercise Period").

2.4. Nominees: The Transferee may, at any time during the Exercise Period, at his sole discretion, nominate one or more person(s) (each a "Nominee") to be the transferee(s) of whole or part of his/her Option, who shall hold and/or exercise the transferred Option on behalf of the Transferee.

2.5. Exercise Notice: The Option may be exercised by the Transferee or his Nominee, in whole or in part, at any time during the Exercise Period, by serving an Exercise Notice on the Transferor.

2.6. Exercise: The Transferor agrees that he shall, upon receipt of the Exercise Notice and payment of either the Exercise Price or the Alternative Exercise Price, depending on whether the Performance Targets have been met, take all necessary steps to cause the issuance of any and all of the Option Shares specified in the Exercise Notice to the Transferee or his Nominee, free from all claims, liens, charges, pledges, mortgages, trust, equities and other encumbrances, and with all rights now or hereafter attaching thereto. Notwithstanding the foregoing, the Exercise of the Option shall be further subject to PRC laws and regulations and the Transferee or his Nominee shall complete any and all approval or registration procedures (the "Approvals") regarding the exercise of his Option at PRC competent authorities in accordance with applicable PRC laws and regulations (if any). Furthermore, the Transferor agrees that in the event that the Transferee or his Nominee is unable to obtain the Approval due to reasons attributable to the then PRC laws, rules and/or policy, the Transferor shall coordinate with the Transferee or his Nominee and take viable alternatives for the best interests of the Transferee or his Nominee.

2.7. Transfer Notice: In case that any Transferee transfers any or all of his Option to one or more Nominees in accordance with Clause 2.4 above, the Transferee shall serve a Transfer Notice on the Transferor.

2.8. Transfer to Nominees: The Transferor agrees that he shall, upon receipt of the Transfer Notice, take all actions necessary to allow the Nominee to be entitled to any or all of the Options specified in the Transfer Notice.

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         Upon exercise by any Nominee of the transferred Option on behalf of the
         Transferee, the Transferee shall serve the Exercise Notice on the Transferor in his own name for the exercising Nominee. Upon receipt of such Exercise Option, the Transferor shall take necessary steps to cause the issuance of any and all of the relevant Option Shares specified in the Exercise Notice to such Nominee in the same manner as specified in Clause 2.6.

2.9. Payment of Exercise Price: Upon Exercise of the Option in whole or in part, the Transferee or his Nominee shall pay the Exercise Price to the Transferor; or may elect a cashless exercise as set forth below.

2.10. Cashless Exercise: In lieu of delivery of the Exercise Price in cash, the Transferee or his Nominee shall have the right, at his option, from time to time or times during the Exercise Period, satisfy his obligation to pay the Exercise Price through a "cashless exercise," in which the Transferee or his Nominee shall be entitled to have the Transferor's shares as determined as follows:

                                    X = Y [(A-B)/A]
                  where:
                                    X = the number of Transferor's shares to be transferred to the Transferee
                                    Y = the number of Transferor's shares with respect to which the Option is being exercised.
                                    A = the arithmetic average of the closing
                                    Prices for the five trading days immediately prior to (but not including) the exercise date.
                                    B = the Exercise Price.

2.11. The Transferor's Obligation upon Exercise: The Transferor agrees that upon the Exercise of any Option by the Transferee (or his Nominee), he shall cause and procure the number of Option Shares provided in the Exercise Notice to be transferred to such exercising Transferee or his Nominee within seven (7) Business Days after the date of the Exercise Notice.

3.       PERFORMANCE TARGET AND CONDITION PRECEDENT

3.1. The obligation of the Transferor to effect the Option and the transfer of the Option Shares at the Exercise Price to the Transferee or his Nominee upon his Exercise of the Option shall be subject to the fulfilment of the conditions (the "Performance Targets") set forth in Exhibit A hereto. In the event that the Group does not achieve the Performance Targets specified in Exhibit A, then the Transferee may exercise the Option at the Alternative Exercise Price on the date at which the Option would have otherwise been exercisable had the Performance Targets been met.

4.       INFORMATION, DISTRIBUTIONS AND ADJUSTMENTS

4.1. Information: The Transferee shall be entitled to request from the Transferor at any time before the Completion, a copy of any information received from the Group which may be in the possession of the Transferor and, upon such request, the Transferor shall provide such information to the Transferee.

4.2. Distributions: The Transferor agrees that the Transferee or his Nominee shall be entitled to all the Distributions in respect of his/her Option Shares. In the event that any such Distributions have been received by the Transferor for any reason, the Transferor shall, at the request of the relevant Transferee, pay an amount equivalent to the Distributions received by him/her to the Transferee or his Nominee at the time of the Option Exercise by the Transferee or his Nominee.

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4.3.     Adjustments: If, prior to the Completion, the Company shall effect any adjustment in its share capital (such as share split, share dividend, share combination or other similar acts), then the number of Option Shares to be issued to the Transferee upon Exercise shall be adjusted accordingly.

5.       COMPLETION

5.1. Time and Venue: Completion of the sale and purchase of the Option Shares pursuant to the Exercise shall take place at such place decided by the Transferee or his Nominee on the Completion Date.

5.2. Business at Completion: At Completion of each Exercise, all (but not part) of the following shall be transacted:

         5.2.1 the Transferee or his Nominee shall pay the Exercise Price to the Transferor in considerations set forth in the Exercise Notice ;

         5.2.2 the Transferor shall cause the Company to within seven (7) Business Days after the date of Exercise Notice, deliver to the Transferee or his Nominee the following documents and cause the Company to take all corporate actions necessary to give effect to such delivery:

                  (a) a share certificate or share certificates in respect of the number of the Option Shares exercised by the Transferee or his Nominee;

                  (b) a certified true copy of the register of members of the Company updated to show the entry of the Transferee or his Nominee as the holder of the Option Shares so exercised; and

                  (c) any other documents as the Transferee or his Nominee may reasonably believe necessary to give effect to the issuance of the exercised Option Shares.

6.       CONFIDENTIALITY

         The transaction contemplated hereunder and any information exchanged between the Parties pursuant to this Agreement will be held in complete and strict confidence by the concerned Parties and their respective advisors, and will not be disclosed to any person except: (i) to the Parties' respective officers, directors, employees, agents, representatives, advisors, counsel and consultants that reasonably require such information and who agree to comply with the obligation of non-disclosure pursuant to this Agreement; (ii) with the express prior written consent of the other Party; or (iii) as may be required to comply with any applicable law, order, regulation or ruling, or an order, request or direction of a government agency; provided, however, that the foregoing shall not apply to information that: (1) was known to the receiving Party prior to its first receipt from the other Party;
         (2) becomes a matter of public knowledge without the fault of the receiving Party; or (3) is lawfully received by the Party from a third person with no restrictions on its further dissemination.

7.       TRANSFEROR'S UNDERTAKINGS

7.1. Without the prior written consent of the Transferee, the Transferor shall vote his shares in the Company such that the Company shall not,
         (i) issue or create any new shares, equity, registered capital,

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         ownership interest, or equity-linked securities, or any options or warrants that are directly convertible into, or exercisable or exchangeable for, shares, equity, registered capital, ownership interest, or equity-linked securities of the Company, or other similar equivalent arrangements, (ii) alter the shareholding structure of the Company, (iii) cancel or otherwise alter the Option Shares, (iv) amend the register of members or the memorandum and articles of association of the Company, (v) liquidate or wind up the Company, (vi) sell, transfer, assign, hypothecate or otherwise reduce the value of any assets held by the Company, including but without limitation, any and all shares in the Listed Company or (vi) act or omit to act in such a way that would be detrimental to the interest of the Transferee in the Option Shares. The Transferor shall cause the Company to disclose to the Transferee true copies of all the financial, legal and commercial documents of the Company and the resolutions of the shareholders and the board of directors.

7.2. Without the prior written consent of the Transferee, the Transferor shall not transfer, assign, pledge, hypothecate or vest any option on his share(s) in the Company to any third party.

8.       MISCELLANEOUS

8.1. Indulgence, Waiver Etc: No failure on the part of any Party to exercise and no delay on the part of such Party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or any other right or remedy.

8.2. Effective Date and Continuing Effect of Agreement: This Agreement shall take effect from the Effective Date. All provisions of this Agreement shall not, so far as they have not been performed at Completion, be in any respect extinguished or affected by Completion or by any other event or matter whatsoever and shall continue in full force and effect so far as they are capable of being performed or observed, except in respect of those matters then already performed.

8.3. Successors and Assigns: This Agreement shall be binding on and shall ensure for the benefit of each of the Parties' successors and permitted assigns. Any reference in this Agreement to any of the Parties shall be construed accordingly.

8.4. Further Assurance: At any time after the date of this Agreement, each of the Parties shall, and shall use its best endeavors to procure that any necessary third party shall, execute such documents and do such acts and things as any other Party may reasonably require for the purpose of giving to such other Party the full benefit of all the provisions of this Agreement.

8.5. Remedies: No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any Party shall not constitute a waiver by such Party of the right to pursue any other available remedies.

8.6. Severability of Provisions: If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of the affected provision; and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

8.7. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the British Virgin Islands, without reference to any conflict of laws principle that would cause the application of the laws of any jurisdiction other than the British Virgin Islands.

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8.8.     Dispute Resolution: In the event of any dispute, claim or difference
         (the "Dispute") between any Parties arising out of or in connection with this Agreement, the Dispute shall be resolved in accordance with the following:

         (a) Negotiation between Parties; Mediations. The Parties agree to negotiate in good faith to resolve any Dispute. If the negotiations do not resolve the Dispute to the reasonable satisfaction of all parties within thirty (30) days, subsection (b) below shall apply.

         (b) Arbitration. In the event the Parties are unable to settle a Dispute in accordance with subsection (a) above, such Dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the "UNCITRAL Rules") in effect, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.

8.9. Counterparts: This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party hereto may enter into this Agreement by signing any such counterpart.

                            [SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the date first above written.


The Transferor

By: /s/ Li Shaoqing
    -----------------------------
    Li Shaoqing


The Transferee

By: /s/ Wang Chen
    -----------------------------
    Wang Chen

                    [SIGNATURE PAGE TO CALL OPTION AGREEMENT]

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                                    EXHIBIT A

                               PERFORMANCE TARGETS

         A. The Group shall have generated a gross revenue of at least RMB 1,500,000 per month during the period commencing June 1, 2008 through December 31, 2008 (each monthly period constituting a "Performance Period and collectively, the "Performance Periods").

         B. The Option Effective Date for each Performance Period shall be that date that is forty five (45) days following the last day of each such Performance Period.